UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 5, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On December 5, 2002 YUM! Brands, Inc. issued a press release reporting November sales for its portfolio of U.S. and International businesses and reconfirming fourth-quarter guidance of $0.54 to $0.56 ongoing operating EPS.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated December 5, 2002 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: December 6, 2002	/s/ Matthew M. Preston Vice President and Associate General Counsel

YUM! BRANDS, INC. REPORTS NOVEMBER SALES FOR PORTFOLIO OF U.S. AND INTERNATIONAL BUSINESSES

RECONFIRMS FOURTH-QUARTER GUIDANCE OF $0.54 TO $0.56 ONGOING OPERATING EPS

Louisville, Ky. — December 5, 2002 — Yum! Brands, Inc. (NYSE: YUM) today reported estimated U.S. blended same-store sales at company restaurants increased 1% during the four-week period ended November 30, 2002 (Period 12). This growth was aided by a holiday shift of 2 percentage points. Estimated International system sales increased 7% prior to foreign currency conversion or 9% after conversion to U.S. dollars.

Additionally, the company reconfirmed expectations for fourth-quarter 2002 ongoing operating EPS of $0.54 to $0.56. Further details of sales performance follow.

U.S. Company Same-Store Sales Growth — Estimate

	Period 12	Period 12, Excluding Holiday Shift Benefit
U.S. BLENDED	+1%	(1)%

Taco Bell	+6%	+2%
Pizza Hut	+1%	(2)%
KFC	(4)	(4)%

     The Thanksgiving holiday shifts to Period 13 this year only for Taco Bell and Pizza Hut.

INTERNATIONAL System Sales Growth — Estimate

	Reported (U.S.$)	Local Currency
Period 12	+9%	+7%
Q4 to Date (12 weeks)	+9%	+7%
Year to Date (48 weeks)	+8%	+9%

Sales results for Period 13 (the four-week period ending December 28, 2002, for the U.S. businesses) will be released January 7, 2003. (Note: U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W are not included. International system sales include sales from company, franchise, license, and joint-venture restaurants.)

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system units with over 32,500 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands —KFC, Pizza Hut, Taco Bell and Long John Silver’s— are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Since 1919, A&W All-American Food has been serving a signature frosty mug root beer float and all-American pure-beef hamburgers and hot dogs, making it the longest running quick-service franchise chain in America. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W All-American Food or Long John Silver’s brands. The company and its franchisees today operate over 1,800 multibranded restaurants, generating nearly $2 billion in annual system sales. Outside the United States, the company opens about three new restaurants each day, 365 days a year, making it one of the fastest growing retailers in the world. Earlier this year, the company changed its name to Yum! Brands, Inc., from Tricon Global Restaurants to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange.